UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2008

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On February 28, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”): (i) awarded cash bonuses with respect to 2007 to the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) (the “Named Executive Officers”); (ii) approved the annual base salaries of the Named Executive Officers for 2008 and (iii) granted restricted stock awards to the Named Executive Officers in the respective amounts set forth below.

Name and Title	2007 Bonus (1)	2008 Annual Base Salary (2)	Restricted Stock Awards (Number of Shares) (3)
Martin A. Kits van Heyningen President & Chief Executive Officer	$40,860	$355,300	50,000

Patrick J. Spratt Chief Financial Officer	$23,535	$235,350	25,000

Ian C. Palmer Executive Vice President, Satellite Sales	$14,468	$206,690	15,000

Robert J. Balog Vice President, Engineering, Satellite Products	$14,934	$199,125	15,000

Robert W.B. Kits van Heyningen Vice President, R&D	$11,711	$195,189	15,000

A.H. Kits van Heyningen Chief Scientist	$12,405	$190,942	15,000

(1) All bonuses paid to executives of the Company with respect to 2007 were based on meeting individual performance goals for 2007; bonuses to executives with respect to meeting corporate performance goals for 2007 were not earned. Under the Company’s bonus plan, individual performance goals (other than those of the President) are determined jointly by the President and each executive at the beginning of each year. The President’s individual performance goals are determined jointly by the President and the Compensation Committee.

The Compensation Committee also approved a formula for calculating 2008 cash bonuses that will be payable in 2009. Under the formula, 75% of each executive’s bonus for 2008 will be based on corporate performance goals and 25% of the bonus will be based on individual performance goals. The portion of the bonus plan based on achieving corporate performance goals uses a sliding scale to determine bonus amounts based on the Company’s earnings per share in 2008. The Committee has established a target bonus for each executive, ranging from 35% of annual base salary to 75% of annual base salary, and these bonuses will be payable if earnings per share falls within a stated range. The threshold for bonus payment is 60% of our target earnings per share, and at this level of achievement, 30% of the target bonus for corporate performance will be earned. The maximum bonus payment for corporate performance will be awarded if we achieve 155% of our target earnings per share, and the payment will be 200% of the target bonus.

(2) No changes were made in base salary compared with 2007.

(3) The Restricted Stock awards were made on the following terms: (a) the grantee will receive the Restricted Stock without payment of cash consideration; (b) 50% of the Restricted Stock grant will vest annually in four equal installments, the first of which will vest on February 28, 2009; (c) 50% of the Restricted Stock grant will vest annually in four equal installments, the first of which will vest on February 28, 2009, provided that (A) the revenue of the Company for the year ending December 31, 2008, is at least 20% higher than the revenue of the Company for the year ended December 31, 2007; and (B) the executive is employed by the Company at the time of vesting. Mr. A.H. Kits van Heyningen is currently on medical leave and will receive his award when he returns to active employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: March 4, 2008

BY:  /s/  PATRICK J. SPRATT

        Patrick J. Spratt

        Chief Financial and Accounting Officer